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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP


THE NEW YORK TIMES COMPANY

        We consent to the incorporation by reference in this Registration Statement of The New York Times Company on Form S-8 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of The New York Times Company for the year ended December 26, 1999.



DELOITTE & TOUCHE LLP


New York, New York
November 10, 2000